Exhibit 4.25

EIGHTH AMENDMENT TO THE

AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

EIGHTH AMENDMENT dated as of October 22, 2002 (this “Amendment”) with respect to the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999 (as amended, the “Credit Agreement”) by and among American Skiing Company (“American Ski”) and the other borrowers party thereto (collectively, the “Borrowers”), the lenders party thereto (the “Lenders”) and Fleet National Bank, N.A. (formerly known as BankBoston, N.A.), as agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans and other financial accommodations to the Borrowers which remain outstanding; and

WHEREAS, the Borrowers have requested that the Agent and the Lenders amend the Credit Agreement as set forth herein, and the Agent and the Lenders are willing to do so, but only on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement (as amended by this Amendment).

ARTICLE II

AMENDMENTS

Section 2.1.  Amendment to Section 6.1 (Interim Financial  Statements and Reports).  Section 6.1(a) of the Credit Agreement is hereby amended by deleting the phrase “and in any event within forty–five (45) days after the end of each of the first three quarters and within ninety (90) days after the end of the fourth quarter of each fiscal year of American Ski” and inserting in lieu thereof the following:  “and in any event within forty–five (45) days after the end of each of the first three quarters (except that with respect to the fourth fiscal quarter of fiscal year 2002 and the first fiscal quarter of fiscal year 2003, on or before January 12, 2003) and within ninety (90) days after the end of the fourth quarter of each fiscal year (except that with respect to fiscal year 2002, on or before January 12, 2003) of American Ski”.

Section 2.2.  Amendment to Section 6.2 (Annual Financial Statements).  Section 6.2 of the Credit Agreement is hereby amended by deleting the parenthetical “(except that with respect to fiscal year 2001, on or before November 13, 2001)” and inserting in lieu thereof  the following:  “(except that (x) with respect to fiscal year 2001, on or before November 13, 2001 and (y) with respect to fiscal year 2002, on or before January 12, 2003)”.

ARTICLE III

CLOSING DATE

Section 3.1  Closing Date.  This Amendment shall become effective as of the date hereof upon receipt by the Agent of (a) counterparts of this Amendment, duly executed and delivered by the Borrowers, the Agent and the Lenders and (b) payment in full in cash of the invoiced and unpaid fees and expenses of the Agent’s professionals as of the date hereof.

ARTICLE IV

INTERPRETATION

Section 4.1.  Continuing Effect of the Credit Agreement.  The Borrowers, the Agent and each Lender hereby acknowledges and agrees that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby.

Section 4.2.  No Waiver.  Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of any Default or Event of Default or of any rights, powers, privileges or remedies that the Agent or the Lenders have or may have under the Credit Agreement, any other related document or applicable law on account of such Default or Event of Default.

ARTICLE V

MISCELLANEOUS

Section 5.1.  Representations and Warranties.  The Borrowers hereby represent and warrant as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing, and (b) all representations and warranties of the Borrowers contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of such date.

Section 5.2.  Payment of Fees and Expenses.  The Borrowers hereby agree to pay or reimburse the Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

Section 5.3.  Counterparts.  This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.4.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

Section 5.5.  Reservation of Rights.  Notwithstanding anything contained in this Amendment, the Borrowers acknowledge that the Agent and the Lenders do not waive, and expressly reserve, the right to exercise, at any time, any and all of their rights and remedies under the Credit Agreement, any other related document and applicable law on account of any Default or Event of Default.

Section 5.6.  Confirmation of Indebtedness.  The Borrowers hereby confirm and acknowledge that, as of the Closing Date, (i) the Borrowers are truly and justly indebted to the Lenders, without defense, counterclaim or offset of any kind and (ii) the Borrowers are liable to the Lenders in respect of Loans in the aggregate principal amount of $65,080,203.93 plus outstanding Letters of Credit in an aggregate amount equal to $4,057,560.

Section 5.7.  Waiver.  The Borrowers hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of this Amendment or in the future against the Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (collectively, the “Lender Group”), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Lender Agreement and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations related to the Credit Agreement, any other Lender Agreement and/or the administration thereof or the obligations created thereby, or (iii) any matter related to the foregoing; provided, however, that the provisions of this Section 5.7 shall not apply to any such matters of which the Borrowers are presently unaware and which constitute or result from the gross negligence and/or willful misconduct of any member of the Lender Group.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

AMERICAN SKIING COMPANY

By:	/s/ Mark J. Miller
Title:

SUNDAY RIVER SKIWAY CORPORATION

By:	/s/ Mark J. Miller
Title:

SUNDAY RIVER LTD.

By:	/s/ Mark J. Miller
Title:

PERFECT TURN, INC.

By:	/s/ Mark J. Miller
Title:

SUNDAY RIVER TRANSPORTATION INC.

By:	/s/ Mark J. Miller
Title:

L.B.O. HOLDING, INC.

By:	/s/ Mark J. Miller
Title:

SRH, INC.

By:	/s/ Mark J. Miller
Title:

S-K-I, LTD.

By:	/s/ Mark J. Miller
Title:

KILLINGTON, LTD.

By:	/s/ Mark J. Miller
Title:

MOUNT SNOW LTD.

By:	/s/ Mark J. Miller
Title:

PICO SKI AREA MANAGEMENT COMPANY

By:	/s/ Mark J. Miller
Title:

KILLINGTON RESTAURANTS, INC.

By:	/s/ Mark J. Miller
Title:

DOVER RESTAURANTS, INC.

By:	/s/ Mark J. Miller
Title:

SUGARLOAF MOUNTAIN CORPORATION

By:	/s/ Mark J. Miller
Title:

MOUNTAINSIDE

By:	/s/ Mark J. Miller
Title:

ASC UTAH

By:	/s/ Mark J. Miller
Title:

STEAMBOAT SKI & RESORT CORPORATION

By:	/s/ Mark J. Miller
Title:

HEAVENLY SKI & RESORT CORPORATION

By:	/s/ Mark J. Miller
Title:

HEAVENLY CORPORATION

By:	/s/ Mark J. Miller
Title:

FLEET NATIONAL BANK (successor in interest to BankBoston, N.A.), as Agent

By:	/s/ Daniel D. Butler
Title: Authorized Officer

FLEET NATIONAL BANK (successor in interest to BankBoston, N.A.), as a Lender

By:	/s/ Daniel D. Butler
Title: Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ [illegible]
Title: VP

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to First Security Bank, N.A., as a Lender

By:	/s/ [illegible]
Title: VP

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ [illegible]
Title: Vice President

THE HOWARD BANK, N.A., as a Lender

By:	/s/ [illegible]
Title: V.P.

BLACK DIAMOND CLO 1998-1 LTD., as a Lender

By:	/s/ [illegible]
Title: Director

BLACK DIAMOND CLO 2000-1 LTD., as a Lender

By:	/s/ [illegible]
Title: Director

BLACK DIAMOND INTERNATIONAL FUNDING, LTD., as a Lender

By:	/s/ [illegible]
Title: Director

KZH-PAMCO LLC, as a Lender

By:
Title:

KZH HIGHLAND-2 LLC, as a Lender

By:
Title:

VAN KAMPEN PRIME RATE INCOME TRUST, as a Lender

By: Van Kampen Investment Advisory Corp.

By:	/s/ Christina Jamieson
Title: Vice President

GLENEAGLES TRADING LLC, as a Lender

By:
Title:

SRV-HIGHLAND, INC., as a Lender

By:
Title:

LONG LANE MASTER TRUST IV, as a Lender

By:	/s/ Renee Nadler
Title: Managing Director